As filed with the Securities and Exchange Commission on August 1, 2000
                                                  Registration No. _____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                THE TALBOTS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

           Delaware                                             41-1111318
           --------                                             ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                 175 Beal Street
                          Hingham, Massachusetts 02043
                          ----------------------------
    (Address, including zip code of registrant's principal executive offices)

                 The Talbots, Inc. Restated Directors Stock Plan
                 -----------------------------------------------
          (formerly The Talbots, Inc. 1995 Directors Stock Option Plan)
                            (Full title of the Plan)

                            Richard T. O'Connell, Jr.
                                    Secretary
                                The Talbots, Inc.
                                 175 Beal Street
                          Hingham, Massachusetts 02043
                                 (914) 934-8877
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                              Warren J. Casey, Esq.
                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-6300

                         CALCULATION OF REGISTRATION FEE


========================= ====================== ======================= ====================== ======================
  Title of securities         Amount to be          Proposed maximum       Proposed maximum           Amount of
    to be registered        Registered (1)(2)        offering price       aggregate offering      Registration fee
                                                     per share (3)               Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, $0.01 par
value per share                  400,000              $52.78                 $21,112,000.00         $5,573.57
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

--------------------------

(1) Estimated solely for the purpose of calculating the registration fee based upon the Registrant's current estimate of shares of Common Stock issuable pursuant to The Talbots, Inc. Restated Directors Stock Plan (the "Restated Directors Plan"). Also includes, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Restated Directors Plan.

(2) Does not include 130,000 shares of Common Stock issuable upon the exercise of options granted under The Talbots, Inc. 1995 Directors Stock Option Plan, which were previously registered pursuant to the Registration Statement on Form S-8 filed on June 10, 1996 (Registration No. 333-05643). The Registrant paid a filing fee of $1,466.00.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 26, 2000.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 has been filed by The Talbots, Inc. in order to register an additional 400,000 shares of Common Stock issuable under the Registrant's amended and restated directors stock plan (the "Restated Directors Plan"), which plan was initially adopted in 1995 (the "1995 Plan").

         A total of 130,000 shares of Common Stock was initially authorized under the 1995 Plan, of which only 20,000 shares currently remain available for future grants of options or other awards. The Restated Directors Plan authorizes an additional 400,000 shares of Common Stock for issuance under the Restated Directors Plan.

         The material changes from the 1995 Plan are (i) allowing for the grant of stock awards; (ii) expressly providing for the right of a director to tender shares or to have shares withheld for satisfaction of tax withholding obligations; (iii) providing the Board of Directors with the discretion to amend from time to time the schedule of directors receiving options under the plan as well as the amount, timing, vesting and exercise period of such options; and
(iv) providing that in the event of a "change in control" of the Company, in addition to the assumption or substitution of unvested options by a successor corporation, all unvested options would immediately vest and all restrictions on any stock awards would lapse.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to directors eligible to participate in the Restated Directors Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the year ended January 29, 2000, filed with the Commission on April 28, 2000.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 29, 2000, filed with the Commission on June 13, 2000.

    3. The Company's Current Report on Form 8-K filed with the Commission on April 25, 2000, reporting the Retirement Savings Voluntary Plan Trust Agreement with American Express Trust Company, the Fourth Extension of the Share Repurchase Program with JUSCO (U.S.A.), Inc., and the extension of various credit agreements.

    4. The Company's Current Report on Form 8-K filed with the Commission on May 18, 2000, reporting the extension of various credit agreements.

    5. The Company's Current Report on Form 8-K filed with the Commission on June 12, 2000, reporting the credit facility renewal with the Hongkong and Shanghai Banking Corporation Limited, the filing of a Certificate of Amendment of the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock, and the adoption of the Restated Directors Stock Plan.

    6. The Company's Current Report on Form 8-K filed with the Commission on June 30, 2000, reporting the Fifth Extension of the Share Repurchase Program with JUSCO (U.S.A.), Inc.

         All  documents  filed  by  the  Registrant   after  the  date  of  this
Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  Description of Securities.

         Incorporation by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 10, 1996.

ITEM 5.  Interests of Named Experts and Counsel.

         Incorporation by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 10, 1996.

ITEM 6.  Indemnification of Directors and Officers.

        Incorporation by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 10, 1996.

ITEM 7.  Exemption from Registration Claimed.

        Incorporation by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 10, 1996.

ITEM 8.  Exhibits.

  5        Opinion of Pitney, Hardin, Kipp & Szuch LLP

  10.34 Restated Directors Stock Plan (incorporated by reference from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2000)

  23(a)    Consent of Deloitte & Touche LLP

  23(b)    Consent of Pitney, Hardin, Kipp & Szuch LLP (included in
           Exhibit 5 hereto)

  24       Power of Attorney (included on signature page hereto)

ITEM 9.  Undertakings.

        Incorporation by reference to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 10, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hingham, State of Massachusetts, on August 1, 2000.

                             THE TALBOTS, INC.

                                   EDWARD L. LARSEN
                             By: _____________________________________
                                   Edward L. Larsen
                                   Senior Vice President, Finance
                                   Chief Financial Officer and Treasurer

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Edward
L. Larsen their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.




                    Signature                        Title
                    ---------                        -----


ARNOLD B. ZETCHER                                   President, Chief Executive Officer
-------------------------------------------          and Chairman of the Board
Arnold B. Zetcher


EDWARD L. LARSEN                                    Senior Vice President, Finance, Chief
--------------------------------------------         Financial Officer and Treasurer
Edward L. Larsen

H. JAMES METSCHER
--------------------------------------------        Executive Vice President and
H. James Metscher                                   Chief Merchandising Officer and Director


-------------------------------------------         Director
Yoichi Kimura



-------------------------------------------         Director
Toshiji Tokiwa


ELIZABETH T. KENNAN
-------------------------------------------         Director
Elizabeth T. Kennan



-------------------------------------------         Director
Motoya Okada


ISAO TSURUTA
-------------------------------------------         Director
Isao Tsuruta


MARK H. WILLES
-------------------------------------------         Director
Mark H. Willes


                                INDEX TO EXHIBITS


Exhibit 5         Opinion of Pitney, Hardin, Kipp & Szuch LLP

Exhibit 10.34 Restated Directors Stock Plan (incorporated by reference from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2000)

Exhibit 23(a)     Consent of Deloitte & Touche LLP

Exhibit 23(b)     Consent of Pitney, Hardin, Kipp & Szuch LLP (included in
                  Exhibit 5 hereto)

Exhibit 24        Power of Attorney (included on signature page hereto)